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                                                                   EXHIBIT 10.16



                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

     This Confidentiality and Non-Competition Agreement (the "Agreement") is made as of this 10th day of September 2003 ("Effective Date") by and between Ctrip.com International, Ltd. (the "Company") and Qi Ji (the "Director"). The Company and the Director are hereinafter referred to individually as a "Party" and collectively as the "Parties."

     WHEREAS, the Director is a member of the Company's Board of Directors, and also a principal shareholder of most of the related entities of the Company in China (excluding the Company's subsidiaries) (collectively, the "Related Chinese Entities");

     WHEREAS, both the Director and the Company expressly acknowledge and agree that the sole purpose of the Related Chinese Entities is to further the business purposes of the Company; and

     WHEREAS, in light of the Director's fiduciary relationship with the Company and in consideration for the Director's agreement to enter into this Agreement with the Company, the Company has assisted and will assist in the capitalization and operation of the Related Chinese Entities.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth below, the Parties agree as follows:


I.   CONFIDENTIALITY

     1.1 The Director shall keep secret and shall not at any time use for Director's own or any third party's advantage, or reveal to any person, company, organization or any other entity, and shall use the Director's best endeavors to prevent the publication or disclosure of, any and all Confidential Information (as defined below).

     1.2 If the Director breaches his obligation of confidentiality hereunder, the Director shall be liable to the Company for all damages (direct or consequential) incurred as a result of the Director's breach.

     1.3 The restrictions in this Article I shall not apply to any disclosure or use authorized by the Company or required by law.

     1.4 "Confidential Information" shall mean information relating to the business, customers, products and affairs of the Company (including without limitation, marketing information) deemed or treated confidential by the Company, or which the Director knows or ought reasonably to have known to be confidential, and trade secrets, including without limitation designs, processes, pricing policies, methods, inventions, technology, technical data, financial information and know-how relating to the business of the Company.

     1.5 For purposes of Articles I and II of this Agreement, the Company shall include all subsidiaries of the Company as well as the Related Chinese Entities.

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                                                                   EXHIBIT 10.16



II.  NON-COMPETITION

     2.l The Director agrees that he shall not engage in any business directly competitive with that carried on by the Company, provided that nothing in this clause shall preclude the Director from holding or being otherwise interested in any shares or other securities of any company, any part of which is listed or dealt in on any stock exchange or recognized securities market anywhere, and the Director shall notify the Company in writing of his interest in such shares or securities in a timely manner and with such details and particulars as the Company may reasonably require.

     2.2 In consideration of the Company's assistance in the capitalization and operation of the Related Chinese Entities, the Director hereby agrees that during the period he is a shareholder of any of the Related Chinese Entities and for a period of five (5) years following the termination of this Agreement:

     (a) Director shall not approach clients, customers, suppliers or contacts of the Company or other persons or entities introduced to Director in Director's capacity as a director or shareholder of the Company for the purposes of doing business with such persons or entities and will not interfere with the business relationship between the Company and such persons and/or entities;

     (b) unless expressly consented to by the Company, Director will not provide services as a director or otherwise for any competitor of the Company in China, or engage, whether as principal, partner, licensor or otherwise, in any business which is in direct or indirect competition with the business of the Company; and

     (c) unless expressly consented to by the Company, Director will not seek directly or indirectly, by the offer of alternative employment or other inducement whatsoever, to solicit the services of any employee of the Company employed as at the date of termination of this Agreement, or in the year preceding such termination.

     2.3 The provisions provided in Article II shall be separate and severable and enforceable independently of each other and independent of any other provision of this Agreement. In the event that any provision of this Article II should be found to be void under applicable laws and regulations but would be valid if some part thereof were deleted or the period or area of application reduced, such provisions shall apply with such modification as may be necessary to make them valid and effective.


III. TERM. This Agreement shall remain in full force and effect until both Parties hereto agree to terminate it in writing.


IV.  MISCELLANEOUS

     4.1 Binding Effect. This Agreement will be binding upon and inure to the benefit of any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all

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                                                                   EXHIBIT 10.16



purposes. For this purpose, "successor" means any person, company, organization or other entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

     4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, USA, without conflicts of laws principles thereof.

     4.3 Severability. In the case that any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     4.4 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all other oral and written agreements between the Company and the Director regarding the subject matter hereof. The Director acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set forth in this Agreement.

     4.5 Notice. Any notice to be given under this Agreement to the Director may be served by being handed to Director personally or by being sent by recorded delivery first class post to Director at Director's usual or last known address; and any notice to be given to the Company may be served by being left at or by being sent by recorded delivery first class post to its registered office. Any notice served by post shall be deemed to have been served on the day (excluding Sundays and statutory holidays) next following the date of posting and in proving such service it shall be sufficient proof that the envelope containing the notice was properly addressed and posted as a prepaid letter by recorded delivery first class post.

     4.6 Headings. The headings in this Agreement are for the convenience of the Parties hereto and shall not be deemed a substantive part of this Agreement.

     4.7 Amendment. No amendment to the terms of this Agreement shall be valid unless in writing and signed by both Parties hereto.

     4.8 Counterparts. This Agreement may be signed in two (2) counterparts and each counterpart shall be deemed to be an original.


                            [SIGNATURE PAGE FOLLOWS]

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                                                                   EXHIBIT 10.16



IN WITNESS WHEREOF this Agreement has been executed on the date first above written.



Ctrip.com International, Ltd.                        DIRECTOR



Signature: /s/                            Signature: /s/ Qi Ji
           ----------------------                    --------------------------

Name:                                     Name: Qi Ji
      ---------------------------               -------------------------------


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